Exhibit 99.1

NEWS

United Industrial Corporation Announces Increase in
Revolving Credit Facility to $200 Million

UIC Contact:
Stuart F. Gray
410-628-8686
grays@aaicorp.com

Hunt Valley, Maryland, June 4, 2007 — United Industrial Corporation (NYSE:UIC) and its wholly owned subsidiary, AAI Corporation, announced today that they have successfully completed an amendment and restatement of their existing revolving credit facility — increasing its aggregate amount to $200 million and extending its term by nearly three years to May 2012. The credit facility also provides for potential additional commitments for revolving loans not to exceed $100 million.

This agreement, with a syndicate of nine banks, supersedes the $100 million revolving credit agreement established in July 2005.

The proceeds of the senior—secured, revolving credit facility will be used to provide working capital; to finance capital expenditures, potential acquisitions, letters of credit, and share repurchases;  and for other general corporate purposes. The revolving credit facility contains typical covenants, such as the maintenance of certain leverage and fixed-charge coverage ratios.

Sole book manager SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., and Citibank, N.A. acted as joint-lead arrangers of the oversubscribed financing.  Members of the syndication included: SunTrust Bank as administrative agent, Citibank N.A. and JPMorgan Chase Bank as co-syndication agents, KeyBank and PNC Bank as co-documentation agents, and M&T Bank, General Electric Capital Corporation, BB&T Bank, and Wachovia Bank.

“We appreciate the strong interest and confidence the banking community has in our business and its continued growth,” said James H. Perry, vice president and chief financial officer of UIC and AAI. “This credit facility provides us with additional financial resources, as well as flexibility to pursue our growth strategy and maximize shareholder value — including the doubling of our previously announced share repurchase plan from $50 million to $100 million.”

As of June 1, 2007, UIC had purchased 493,007 shares at a total cost of $29.2 million, for an average price of $59.30 per share, under the current share repurchase plan announced on May 11, 2007.

United Industrial Corporation designs, produces, and supports aerospace and defense systems through its wholly owned subsidiary, AAI Corporation, and AAI Corporation’s direct and indirect wholly owned subsidiaries, AAI Services Corporation, Aerosonde Pty Ltd, Aerosonde North America Incorporated, ESL Defence Limited, McTurbine Inc., and Symtx, Inc.  Its high-technology products and services include unmanned aircraft systems, training and simulation systems, automated aerospace test and maintenance equipment, armament systems, aviation ground support equipment, logistical and engineering services, and maintenance, repair, and overhaul activities.

For more information, visit www.unitedindustrial.com and www.aaicorp.com.

Except for the historical information contained herein, information set forth in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and variations of such words and similar expressions that indicate future events and trends are intended to identify such forward-looking statements, which include, but are not limited to, projections of revenues, earnings, cash flows, and contract awards. These forward-looking statements are subject to risks and uncertainties, which could cause the company’s actual results or performance to differ materially from those expressed or implied in such statements. The company makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement. For additional information about the company and its various risk factors, please see the company’s most recent annual report on Form 10-K and other documents as filed with the Securities and Exchange Commission.

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